Exhibit 99.1

Key Energy Services, Inc.	August 24, 2015
1301 McKinney Street
Suite 1800	Contact:
Houston, TX 77010	West Gotcher, Investor Relations
713-757-5539

FOR IMMEDIATE RELEASE

KEY ENERGY SERVICES ANNOUNCES CEO SUCCESSION PLAN AND

GOVERNANCE CHANGES

•	Puts CEO Succession Plan in Place

•	Splits Chair and CEO Positions

•	Establishes Finance Committee

HOUSTON, August 24, 2015—Key Energy Services, Inc. (NYSE:KEG) today announced that its Board of Directors has approved a CEO succession plan and certain corporate governance changes. Under the succession plan, it is anticipated that Robert Drummond, Key’s President and Chief Operating Officer will assume the role of Chief Executive Officer no later than December 31, 2016, succeeding Dick Alario, who has informed the Board of his intention to retire next year.

As part of this transition, the Board has split the positions of Chairman of the Board and CEO. The Board of Directors has elected director Mark Rosenberg to the position of non-executive Chairman effective immediately. Mr. Alario will continue as Chief Executive Officer and a member of the Board of Directors.

“The Board is pleased to establish a clear succession plan providing strong leadership for our Company now and into the future,” said Mr. Rosenberg. “The Board is fully committed to the Company’s renewed focus on its core U.S. production services business. The Board will continue to work closely with Dick Alario, Robert Drummond and all members of Key’s management team to execute on the Company’s strategy and deliver value to our shareholders.”

Mr. Alario said, “The Board and I agree that having an independent director serve as the non-executive Chairman is in the best interests of our shareholders. Separating the positions of Chairman and CEO allows me to focus on executing the Company’s strategic plan and managing the Company. This is particularly critical in this very challenging environment. Our Board has been an important resource for Key’s management team and I look forward to continuing to work with Mark and the other members of the Board.”

Key also announced that the Board of Directors has established a Finance Committee. The Committee will assist the Board of Directors, and provide a resource for management, in connection with the Board’s oversight of the Company’s short and long term financial activities.

About Key Energy Services

Key Energy Services is the largest onshore, rig-based well servicing contractor based on the number of rigs owned. Key provides a complete range of well intervention services and has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Mexico, Colombia, the Middle East and Russia.

Key Energy Services, Inc.	August 24, 2015
1301 McKinney Street
Suite 1800	Contact:
Houston, TX 77010	West Gotcher, Investor Relations
713-757-5539

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements as to matters that are not of historic fact are forward-looking statements. These forward-looking statements are based on Key’s current expectations, estimates and projections about Key, its industry, its management’s beliefs and certain assumptions made by management, and include statements regarding estimated capital expenditures, future operational and activity expectations, international growth, and anticipated financial performance for 2015. No assurance can be given that such expectations, estimates or projections will prove to have been correct. Whenever possible, these “forward-looking statements” are identified by words such as “expects,” “believes,” “anticipates” and similar phrases.

Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: risks that Key will be unable to achieve its financial, capital expenditure and operational projections, including quarterly and annual projections of revenue and/or operating income and risks that Key’s expectations regarding future activity levels, customer demand, and pricing stability may not materialize (whether for Key as a whole or for geographic regions and/or business segments individually); risks that fundamentals in the U.S. oil and gas markets may not yield anticipated future growth in Key’s businesses, or could further deteriorate or worsen from the recent market declines, and/or that Key could experience further unexpected declines in activity and demand for its rig service, fluid management service, coiled tubing service, and fishing and rental service businesses; risks relating to Key’s ability to implement technological developments and enhancements; risks relating to compliance with environmental, health and safety laws and regulations, as well as actions by governmental and regulatory authorities; risks relating to compliance with the FCPA and anti-corruption laws, including risks related to increased costs in connection with FCPA investigations; risks regarding the timing or conclusion of the FCPA investigations, including the risk of fines or penalties imposed by government agencies for violations of the FCPA; risks affecting Key’s international operations, including risks affecting Key’s ability to execute its plans to withdraw from its international markets outside North America; risks that Key may be unable to achieve the benefits expected from acquisition and disposition transactions, and risks associated with integration of the acquired operations into Key’s operations; risks, in responding to changing or declining market conditions, that Key may not be able to reduce, and could even experience increases in, the costs of labor, fuel, equipment and supplies employed and used in Key’s businesses; risks relating to changes in the demand for or the price of oil and natural gas; risks that Key may not be able to execute its capital expenditure program and/or that any such capital expenditure investments, if made, will not generate adequate returns; risks that Key may not be able to refinance its credit facility as expected; risks that Key may not have sufficient liquidity; and other risks affecting Key’s ability to maintain or improve operations, including its ability to maintain prices for services under market pricing pressures, weather risks, and the impact of potential increases in general and administrative expenses.

Because such statements involve risks and uncertainties, many of which are outside of Key’s control, Key’s actual results and performance may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Other important risk factors that may affect Key’s business, results of operations and financial position are discussed in its most recently filed Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and in other Securities and Exchange Commission filings. Unless otherwise required by law, Key also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. However, readers should review carefully reports and documents that Key files periodically with the Securities and Exchange Commission.

About Key Energy Services

Key Energy Services is the largest onshore, rig-based well servicing contractor based on the number of rigs owned. Key provides a complete range of well intervention services and has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Mexico, Colombia, the Middle East and Russia.

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